Sanswire Corp.
Management changes release
Third draft, 8-11-09
NOT FOR IMMEDIATE RELEASE

Captain David A. Christian—Highly Decorated Veteran And U.S. Senate National Defense Advisor—Named CEO of Sanswire Corp.

FORT LAUDERDALE, FL --  Sanswire Corp. (OTCBB: SNSR.OB), a company that develops and produces long endurance lighter-than-air Unmanned Aerial Vehicles (UAV) designed to provide persistent surveillance for extended durations at mid and high altitudes, has named Captain David A. Christian (USA-Ret.) its Chief Executive Officer. Captain Christian will remain Sanswire’s Chairman of the Board.

One of America’s most decorated veterans, Captain Christian is the recipient of seven Purple Hearts, Silver Star, Bronze Star, and numerous other medals and commendations. Captain Christian is the youngest National Commander of the nation’s oldest veterans organization, “The Legion of Valor.” He is the co-founder of the Vietnam Veterans of America with U.S. Senator John Kerry and Bob Muller, and from 1998-2002 served as a Senate Fellow in the U.S. Senate and an advisor in the areas of national defense, foreign relations, and armed services.

A familiar and sought-after broadcast news commentator and spokesperson, and the author of Victor Six: The Saga of America’s Youngest, Most Decorates Officer In Vietnam (1990, McGraw-Hill Companies), Captain Christian has appeared as an expert commentator on Fox News, CNN, ABC, CBS, and NBC news programs as well as a number of nationally syndicated radio programs.

Captain Christian is founder and CEO of DAC Consulting, Inc., a broker of progress and success in the private sector, state and federal government, and non-profit 501 organizations that for over three decades has specialized in international business, U.S. government contracts, national defense, and the manufacturing, re-manufacturing, and re-engineering of equipment for the U.S. Navy and U.S. Air Force.

“I am delighted to expand my role with Sanswire and take on the role of CEO,” said Captain Christian. “Sanswire’s team has done a tremendous job in turning this company around and will continue to assist in furthering our business plan and driving progress in the company’s goals. The potential of extended duration UAVs is of vital importance to our national security and of huge potential benefit to our nation’s veterans and service men and women. I am fully committed to our company’s mission and look forward to the challenges ahead.”

Concurrent with Captain Christian becoming Chief Executive Officer, Jonathan Leinwand and Przemyslaw L. Kostro will step down from their positions on the Board.

For more news and information on Sanswire please visit http://irgnews.com/coi/SNSR where you can find a fact sheet on the company, investor presentations, and more.

About Sanswire Corp.

Sanswire Corp. (OTCBB: SNSR.OB) develops and provides an integrated suite of aerospace communications products and services, leveraging its relationships with leaders in UAV (Unmanned Aerial Vehicle) technologies. Sanswire Corp. is focused on the design and construction of various aerial vehicles, capable of carrying payloads that provide persistent surveillance and security solutions at various altitudes. For more information, visit www.sanswire.com.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect," "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company's previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

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